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                                                                    EXHIBIT 10.2

                                   ASSIGNMENT

                For value received, in accordance with the Purchase Agreement (the "Purchase Agreement") dated as of March 1, 2000, between the undersigned and Franklin Receivables LLC (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned in and to (i) the Receivables, and all moneys received thereon on and after the Cutoff Date, and, with respect to Precomputed Receivables, certain monies representing interest and principal received thereunder on or prior to the Cutoff Date that are due after the Cutoff Date; (ii) the security interest of the Seller in the Financed Vehicles granted by the Obligors pursuant thereto and any other interest of the Seller in such Financed Vehicles; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life or disability insurance policies relating to the Financed Vehicles or Obligors; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary procedures that eventual payment in full is unlikely; (v) all rights under any Service Contract on the related Financed Vehicles; (vi) the related Receivables Files; and (vii) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

                This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement. The undersigned acknowledges and agrees that the Purchaser may further assign the items enumerated in clauses (i) through (vii) above to Franklin
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Auto Trust 2000-1 which may in turn assign its interests in the items in (i)
through (vii) to The Chase Manhattan Bank, as trustee (the "Trustee") for the benefit of the Noteholders and the Security Insurer and that the Trustee will have the right to enforce any of the rights of the Purchaser under the Purchase Agreement.

                Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.
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                IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of March 1, 2000.







                                     FRANKLIN CAPITAL CORPORATION


                                     By:   /s/ Harold E. Miller, Jr.
                                        ----------------------------
                                         Name: Harold E. Miller, Jr.
                                         Title: President and CEO